EXHIBIT 23.1

We consent to the incorporation by reference in Registration Statement Form S-1 (File No. 333-266088), Form S-8 (File no. 333-218175) and Form S-8 (File no. 333-260225) of HealthLynked Corp. of our report dated March 31, 2023, which includes an explanatory paragraph as to the Company’s ability to continue as a going concern, with respect to our audits of the consolidated financial statements of HealthLynked Corp. as of and for the years ended December 31, 2022 and 2021, which report is included in this Annual Report on Form 10-K of HealthLynked Corp.

/s/ RBSM LLP

New York, NY

March 31, 2023